EX-35.1
(logo) MIDLAND    (logo) PNC
       LOAN              REAL ESTATE
       SERVICES


ANNUAL STATEMENT OF COMPLIANCE

of

PNC BANK, NATIONAL ASSOCIATION

d/b/a MIDLAND LOAN SERVICES

Pursuant to the requirements of the applicable Servicing Agreement for the transactions listed on Schedule I hereto, the undersigned, Steven W. Smith, as Executive Vice President of Midland Loan Services, a division of PNC Bank,
National Association, hereby certifies, subject to any limitations listed on
Schedule I hereto, as of the date hereof, solely in his capacity as an officer and not in his individual capacity, as follows:

1. A review of the Servicer's activities during the calendar year 2013 (the
   "Reporting Period") and of its performance under the Agreement has been made under the undersigned officer's supervision; and
2. To the best of the undersigned officer's knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.


PNC Bank, National Association
d/b/a Midland Loan Services

/s/ Steven W. Smith
Steven W. Smith
Executive Vice President


Member of The PNC Financial Services Group
10851 Mastin Boulevard  Overland Park, Kansas 66210
800-327-8083
www.pnc.com/midland


(page)


Schedule I

GS Mortgage Securities Corp II
Direct Email:  leah.nivison@gs.com

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

Recipient Role                      Deal Name                                                                      Midland Role
Depositor                           GS Mortgage Securities Corporation II                    Series 2012-GCJ9      Special Servicer
                      Gansevoort Park Avenue, Miami Center, and 222 Broadway whole loans only
Depositor                           GS Mortgage Securities Corporation II                    Series 2012-GCJ7      Special Servicer
Depositor                           GS Mortgage Securities Corporation II                    Series 2011-GC3       Special Servicer
Depositor                           GS Mortgage Securities Corporation II                    Series 2010-C2        Special Servicer
